Exhibit 99.1
Investor Relations Contact
Mike Saviage
Adobe Systems Incorporated
408-536-4416
ir@adobe.com
Public Relations Contact
Jodi Sorensen
Adobe Systems Incorporated
408-536-2084
jsorensen@adobe.com

FOR IMMEDIATE RELEASE
Adobe Creative Cloud Surpasses One Million Subscriptions in Q3
Adobe Marketing Cloud Achieves Year-Over-Year Revenue Growth of 28 Percent
SAN JOSE, Calif. - Sept. 17, 2013 - Adobe (Nasdaq:ADBE) today reported financial results for its third quarter of fiscal year 2013 ended Aug. 30, 2013.
Third Quarter Financial Highlights

•
Adobe achieved revenue of $995.1 million, within its targeted range of $975 million to $1.025 billion. The acquisition of Neolane during the quarter contributed approximately $6 million of revenue to third quarter results.

•	Diluted earnings per share were $0.16 on a GAAP-basis, and $0.32 on a non-GAAP basis.

•	Operating income was $110.4 million and net income was $83.0 million on a GAAP basis. Operating income was $223.0 million and net income was $164.4 million on a non-GAAP basis.

•	Cash flow from operations was $215.5 million.

•	Deferred revenue grew by $42.7 million to a record $734.0 million.

•
Adobe exited Q3 with 1 million 31 thousand paid Creative Cloud subscriptions, an increase of 331 thousand when compared to the number of subscriptions as of the end of Q2 fiscal year 2013, and enterprise adoption of Creative Cloud was stronger than expected.

•	Creative Annualized Recurring Revenue (“ARR”) grew to $546 million, and total Digital Media ARR grew to $655 million.

•
Including revenue from Neolane, Adobe Marketing Cloud quarterly revenue was $254.9 million, representing 28 percent year-over-year growth. Excluding revenue from Neolane, Adobe Marketing Cloud year-over-year growth was 25 percent.

A reconciliation between GAAP and non-GAAP results is provided at the end of this press release.
Executive Quotes
“We exceeded one million subscriptions during Q3, demonstrating that the transition to Creative Cloud is happening sooner than expected,” said Shantanu Narayen, president and chief executive officer, Adobe. “We successfully completed the acquisition of Neolane, adding a critical cross-channel campaign management solution to the Adobe Marketing Cloud, which will further extend our leadership position in digital marketing.”
“Our customers are overwhelmingly choosing subscriptions instead of perpetual model licenses which is accelerating our business model transition,” said Mark Garrett, executive vice president and chief financial officer, Adobe. “During Q3, 41 percent of our revenue was recurring and we exited the quarter with record deferred revenue on our balance sheet. These results are building a stronger, more predictable revenue model for Adobe which will drive higher long-term growth.”

Adobe to Webcast Earnings Conference Call
Adobe will webcast its third quarter fiscal year 2013 earnings conference call today at 2:00 p.m. Pacific Time from its investor relations website: www.adobe.com/ADBE. A copy of Adobe management's prepared remarks, including financial targets and conference call slides, has been posted to Adobe's investor relations website in advance of the conference call for reference.
A reconciliation between GAAP and non-GAAP financial targets is also provided on the website.
Forward-Looking Statements Disclosure
This press release contains forward-looking statements, including those related to the transition of our business as we migrate to a subscription model, adoption of Creative Cloud, growth in annualized recurring revenue and Adobe Marketing Cloud revenue and long-term revenue growth, which involve risks and uncertainties that could cause actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: failure to develop, market and distribute products and services that meet customer requirements, introduction of new products and business models by competitors, failure to successfully manage transitions to new business models and markets, including our increased emphasis on a cloud and subscription strategy, fluctuations in subscription renewal or upgrade rates, continued uncertainty in economic conditions and the financial markets, difficulty in predicting revenue from new businesses and the potential impact on our financial results from changes in our business models, and failure to realize the anticipated benefits of past or future acquisitions.
For a discussion of these and other risks and uncertainties, please refer to Adobe's Annual Report on Form 10-K for fiscal year 2012, and Adobe's Quarterly Reports on Form 10-Q issued in fiscal year 2013.
The financial information set forth in this press release reflects estimates based on information available at this time. These amounts could differ from actual reported amounts stated in Adobe's Quarterly Report on Form 10-Q for our quarter ended Aug. 30, 2013, which Adobe expects to file in Sept. 2013.
Adobe assumes no obligation to, and does not currently intend to, update these forward-looking statements.
About Adobe Systems Incorporated
Adobe is changing the world through digital experiences. For more information, visit www.adobe.com.
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© 2013 Adobe Systems Incorporated. All rights reserved. Adobe, the Adobe logo, Creative Cloud and Adobe Marketing Cloud are either registered trademarks or trademarks of Adobe Systems Incorporated in the United States and/or other countries. All other trademarks are the property of their respective owners.

Condensed Consolidated Statements of Income
(In thousands, except per share data; unaudited)

	Three Months Ended		Nine Months Ended
	August 30, 2013	August 31, 2012	August 30, 2013	August 31, 2012
Revenue:
Products	$582,178	$810,457	$1,902,866	$2,490,000
Subscription	299,346	172,920	778,133	478,669
Services and support	113,595	97,203	332,542	281,580
Total revenue	995,119	1,080,580	3,013,541	3,250,249

Cost of revenue:
Products	32,564	27,234	111,351	92,976
Subscription	71,656	56,191	200,763	159,794
Services and support	42,856	36,196	126,927	106,034
Total cost of revenue	147,076	119,621	439,041	358,804

Gross profit	848,043	960,959	2,574,500	2,891,445

Operating expenses:
Research and development	208,700	189,145	621,435	547,776
Sales and marketing	388,673	368,556	1,188,914	1,113,978
General and administrative	128,043	110,249	381,766	323,533
Restructuring and other charges	(791)	2,374	24,203	(2,642)
Amortization of purchased intangibles	13,064	12,331	38,295	36,374
Total operating expenses	737,689	682,655	2,254,613	2,019,019

Operating income	110,354	278,304	319,887	872,426

Non-operating income (expense):
Interest and other income (expense), net	1,732	1,217	4,246	(2,696)
Interest expense	(16,747)	(17,253)	(50,786)	(50,720)
Investment gains (losses), net	(2,079)	944	(5,476)	9,153
Total non-operating income (expense), net	(17,094)	(15,092)	(52,016)	(44,263)
Income before income taxes	93,260	263,212	267,871	828,163
Provision for income taxes	10,258	61,855	43,206	217,721
Net income	$83,002	$201,357	$224,665	$610,442
Basic net income per share	$0.16	$0.41	$0.45	$1.23
Shares used to compute basic net income per share	504,116	494,051	502,039	494,672
Diluted net income per share	$0.16	$0.40	$0.44	$1.22
Shares used to compute diluted net income per share	514,058	499,757	513,155	502,167

Condensed Consolidated Balance Sheets
(In thousands, except par value; unaudited)

	August 30, 2013	November 30, 2012
ASSETS

Current assets:
Cash and cash equivalents	$819,085	$1,425,052
Short-term investments	2,344,852	2,113,301
Trade receivables, net of allowances for doubtful accounts of $10,481 and $12,643, respectively	522,409	617,233
Deferred income taxes	47,710	59,537
Prepaid expenses and other current assets	128,495	116,237
Assets held for sale	23,573	—
Total current assets	3,886,124	4,331,360

Property and equipment, net	659,747	664,302
Goodwill	4,752,315	4,133,259
Purchased and other intangibles, net	637,957	545,036
Investment in lease receivable	207,239	207,239
Other assets	90,774	93,327
Total assets	$10,234,156	$9,974,523

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Trade payables	$71,070	$49,759
Accrued expenses	547,997	590,140
Capital lease obligations	17,462	11,217
Accrued restructuring	4,841	9,287
Income taxes payable	4,604	49,886
Deferred revenue	683,143	561,463
Total current liabilities	1,329,117	1,271,752

Long-term liabilities:
Debt and capital lease obligations	1,502,369	1,496,938
Deferred revenue	50,932	58,102
Accrued restructuring	7,242	12,263
Income taxes payable	120,525	155,096
Deferred income taxes	328,310	265,106
Other liabilities	60,902	50,084
Total liabilities	3,399,397	3,309,341

Stockholders' equity:
Preferred stock, $0.0001 par value; 2,000 shares authorized	—	—
Common stock, $0.0001 par value	61	61
Additional paid-in-capital	3,266,170	3,038,665
Retained earnings	6,878,216	7,003,003
Accumulated other comprehensive income	12,966	30,712
Treasury stock, at cost (99,028 and 106,702 shares, respectively), net of re-issuances	(3,322,654)	(3,407,259)
Total stockholders' equity	6,834,759	6,665,182
Total liabilities and stockholders' equity	$10,234,156	$9,974,523

Condensed Consolidated Statements of Cash Flows
(In thousands; unaudited)

	Three Months Ended
	August 30, 2013	August 31, 2012
Cash flows from operating activities:
Net income	$83,002	$201,357
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	82,175	74,110
Stock-based compensation expense	76,094	74,013
Unrealized investment (gains) losses	2,825	(851)
Changes in deferred revenue	35,885	(32,445)
Changes in other operating assets and liabilities	(64,456)	(52,844)
Net cash provided by operating activities	215,525	263,340

Cash flows from investing activities:
Purchases, sales and maturities of short-term investments, net	262,478	(37,426)
Purchases of property and equipment	(46,798)	(77,432)
Purchases of long-term investments, intangibles and other assets, net of sales	(4,896)	(4,362)
Acquisitions, net of cash	(608,019)	—
Net cash used for investing activities	(397,235)	(119,220)

Cash flows from financing activities:
Purchases of treasury stock	(400,000)	—
Re-issuance of treasury stock	162,663	60,948
Proceeds from debt and capital lease obligations	—	3,152
Repayment of debt and capital lease obligations	(10,034)	(2,316)
Excess tax benefits from stock-based compensation	—	1,172
Net cash (used for) provided by financing activities	(247,371)	62,956
Effect of exchange rate changes on cash and cash equivalents	1,756	4,066
Net (decrease) increase in cash and cash equivalents	(427,325)	211,142
Cash and cash equivalents at beginning of period	1,246,410	951,238
Cash and cash equivalents at end of period	$819,085	$1,162,380

Non-GAAP Results
(In thousands, except per share data)
The following tables show Adobe's GAAP results reconciled to non-GAAP results included in this release.

	Three Months Ended
	August 30, 2013	August 31, 2012	May 31, 2013
Operating income:

GAAP operating income	$110,354	$278,304	$111,309
Stock-based and deferred compensation expense	81,111	80,682	79,624
Restructuring and other charges	(791)	2,374	24,992
Amortization of purchased intangibles & technology license arrangements	32,315	30,410	31,359
Non-GAAP operating income	$222,989	$391,770	$247,284

Net income:

GAAP net income	$83,002	$201,357	$76,546
Stock-based and deferred compensation expense	81,111	80,682	79,624
Restructuring and other charges	(791)	2,374	24,992
Amortization of purchased intangibles & technology license arrangements	32,315	30,410	31,359
Investment (gains) losses	2,079	(944)	4,245
Resolution of income tax examinations	9,527	—	—
Income tax adjustments	(42,863)	(22,685)	(33,915)
Non-GAAP net income	$164,380	$291,194	$182,851

Diluted net income per share:

GAAP diluted net income per share	$0.16	$0.40	$0.15
Stock-based and deferred compensation expense	0.16	0.16	0.16
Restructuring and other charges	—	—	0.05
Amortization of purchased intangibles & technology license arrangements	0.06	0.06	0.06
Investment (gains) losses	—	—	0.01
Resolution of income tax examinations	0.02	—	—
Income tax adjustments	(0.08)	(0.04)	(0.07)
Non-GAAP diluted net income per share	$0.32	$0.58	$0.36

Shares used in computing diluted net income per share	514,058	499,757	512,446

Non-GAAP Results (continued)

Three Months Ended
August 30, 2013
Effective income tax rate:

GAAP effective income tax rate	11.0%
Stock-based and deferred compensation expense	(1.0)
Resolution of income tax examinations	11.0
Non-GAAP effective income tax rate	21.0%

Adobe continues to provide all information required in accordance with GAAP, but believes evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Accordingly, Adobe uses non-GAAP financial information to evaluate its ongoing operations and for internal planning and forecasting purposes. Adobe's management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Adobe presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Adobe's operating results in a manner that focuses on what Adobe believes to be its ongoing business operations. Adobe's management believes it is useful for itself and investors to review, as applicable, both GAAP information that includes the stock-based and deferred compensation expenses, restructuring and other charges, amortization of purchased intangibles , investment gains and losses, resolution of income tax examinations and the related tax impact of all of these items, income tax adjustments including the income tax effect of the non-GAAP pre-tax adjustments from the provision for income taxes, and the non-GAAP measures that exclude such information in order to assess the performance of Adobe's business and for planning and forecasting in subsequent periods. Whenever Adobe uses such a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed above.